Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 333-166578 of our report dated November 30, 2009 relating to the consolidated financial statements of Capitol Federal Financial appearing in the Prospectus and the Proxy Statement/Prospectus, which are part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus and  Proxy Statement/Prospectus.

Kansas City, Missouri
November 8, 2010